UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 23, 2008

3M COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

File No. 1-3285	41-0417775
(Commission File Number)	(IRS Employer Identification No.)

3M Center, St. Paul, Minnesota	55144-1000
(Address of Principal Executive Offices)	(Zip Code)

(651) 733-1110

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(c)          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 23, 2008, 3M Company issued a press release announcing the appointment of David W. Meline, 50, as 3M’s Vice President, Corporate Controller, effective September 1, 2008.  In this position, Mr. Meline will also serve as the chief accounting officer of the Company.  A copy of the press release announcing the appointment of Mr. Meline is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Mr. Meline has served as Vice President and Chief Financial Officer, North America, of General Motors Corporation since 2007.  Mr. Meline first joined General Motors in 1986, and has served in positions of increasing responsibility in GM’s Finance and Treasury organizations since 1986.  Mr. Meline earned an MBA in Finance from the University of Chicago, a Master’s degree in Economics from the London School of Economics & Political Science, and a Bachelor of Science degree in Mechanical Engineering from Iowa State University.

In his position as Corporate Controller, Mr. Meline will receive an annual base salary of $490,000 and will be eligible for annual incentive compensation with a target amount of $210,000.  The amount of his actual annual incentive compensation, which will be paid under the Company’s Annual Incentive Plan, will depend on the future performance of the Company, and will be prorated for 2008 based on the portion of the calendar year he is employed by the Company.

Mr. Meline will be eligible to receive annual grants under the Company’s Long-Term Incentive Plan (the “LTIP”) commencing in 2009.  These grants may be in the form of stock options, stock appreciation rights, restricted stock, performance shares or performance-based cash awards.  The initial grant value of these annual grants under the LTIP will be targeted at $450,000, although the ultimate value of these grants will depend on the future performance of the Company and its stock price.  All grants under the LTIP, including the size and form of each grant, are at the discretion of the Compensation Committee of the Company’s Board of Directors.

In addition to these annual grants, Mr. Meline will receive the following grants effective upon his employment commencement date:

•      Signing Bonus – A single cash payment of $140,000, payable in January 2009.

•      Restricted Stock Units – A number of units under the LTIP based on shares of 3M common stock having a fair market value of $667,000 on his employment commencement date.  These units will vest in increments of one-third on each of the first three anniversaries of his employment commencement date, assuming continued employment.

•      Stock Options – Nonqualified stock options under the LTIP with a Black-Scholes value of $358,000, and having an exercise price equal to the closing price of a share of 3M common stock on his employment commencement date.  These options will have a term of 10 years, and will vest and become exercisable in increments of one-third on each of the first three anniversaries of his employment commencement date, assuming continued employment.

•      Performance Shares/Performance Units – A pro rata number of performance units/performance shares under the Company’s Performance Unit Plan for each of the 3-year performance periods beginning on January 1, 2006, January 1, 2007 and January 1, 2008.

The number of these units/shares will be determined by dividing a target value for each performance period ($165,000 for the period beginning January 1, 2006, and $225,000 for the periods beginning January 1, 2007 and January 1, 2008) by the par value for a unit or share for the respective period, and then multiplying the result by a fraction the numerator of which is the number of remaining months in the respective performance period following his employment commencement date and the denominator of which is 36.  The ultimate value of these performance units/shares will depend on the performance of the Company during each respective performance period.

As an executive of the Company, Mr. Meline will receive the same retirement and welfare benefits and services that it provides to its similarly situated executives.  As one of these benefits, the Company will pay or reimburse Mr. Meline for his reasonable relocation expenses pursuant to its relocation policy for domestic homeowners.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description

99.1	Press release issued July 23, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

3M COMPANY

	By:	/s/ Gregg M. Larson
Gregg M. Larson,
Deputy General Counsel and Secretary

Dated: July 23, 2008